UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Find the World Interactive, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-134287	59-253 9657
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street Washington, VA		22747
(Address of Principal Executive Office)		(Zip Code)

540-675-3149
(Registrant’s telephone number, including area code

5449 Carnaby Place Sechelt, B.C. V0N 3A7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On October 27, 2009, Find the World Interactive, Inc. (the “Company”) entered into a material definitive agreement with Belmont Partners, LLC, by which Belmont acquired three million seventy-six thousand five hundred (3,076,500) shares of the Company’s common stock.   Following the closing of the transaction, Belmont Partners, LLC will control approximately 66.88% of the Company’s outstanding capital stock.

On October 27, 2009, Belmont Partners, LLC entered into a Debt Purchase Agreement with the Company’s sole officer and director and two other large shareholders to purchase all debt held by related parties against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Find the World Interactive, Inc.
(Registrant)

Date:	October 29, 2009	/s/Joseph Meuse
*Signature